EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement") is entered into this 31st day of July, 1997 by and between First Commonwealth Corporation, a Virginia Corporation (the "Company") and James E. Melville ("Executive").
                               WITNESSETH:

      WHEREAS, the Company is engaged in the business of selling and administering insurance; and

       WHEREAS,   the  Executive is experienced in the  management   and
operations of insurance business; and

       WHEREAS, the Company desires to employ the Executive in the capacity, and on the terms as set forth herein, and the Executive desires to be employed by the Company in such position and on the terms and subject to the conditions herein contained; and

       WHEREAS, the parties hereby acknowledge that notwithstanding any other communication whether written or oral, this Employment Agreement is intended to set forth the complete understanding of the parties with respect to the employment of the Executive by the Company as of and from the date hereof.

       NOW,   THEREFORE,  in consideration of these premises   and   the
respective   covenants   and agreements hereinafter   set   forth,   the
parties hereby agree as follows:

      1. EMPLOYMENT AND DUTIES OF THE EXECUTIVE. The Company hereby employs the Executive and the Executive accepts employment as Senior Executive Vice President/Chief Financial Officer of the Company. In addition to his duties as Senior Executive Vice President/Chief Financial Officer, the Executive agrees to perform such duties as from time to time may be assigned by the Board of Directors of the Company (the "Board"). In the performance of such duties, the executive will at all times serve the Company faithfully and to the best of his ability under the direction and control of the Board. If the Executive is elected or appointed to additional or substitute offices or positions with the Company or any of its subsidiaries or affiliates, he agrees to accept and serve in that position. The parties acknowledge that as of the current date, such duties require the Executive to work approximately 25 hours per week. The Executive agrees that he will make himself available to work full time with the understanding that such increase in time spent will be considered by the Board in determining his annual bonus, if any.

      2.      TERM.   The  term  of  employment  under  this  Employment
Agreement will be for a period of sixty (60) consecutive months from the date hereof, unless sooner terminated as hereinafter provided.

      3.      COMPENSATION.  So long as the Executive is   employed   by
the Company pursuant to this Employment Agreement, the Executive will be entitled to the following compensation and fringe benefits:

          3.1. SALARY. For all services rendered by the Executive pursuant to this Employment Agreement, the Company will pay to the Executive, an annual salary of $238,200, less any compensation received by reason of Executive's participation as
     a   director   of  the  Company  or any  of  its  subsidiaries   or
     affiliates. Such salary will be payable in equal bi-monthly installments or at such other frequency as will be consistent with the Company's normal payroll practices with other employees in effect from time to time. Payments of salary will be subject to normal employee withholding and other tax deductions. The parties acknowledge that the annual salary is a base salary and annual consideration shall be given to granting Executive a bonus based on factors such as: inflation, increase in the scope of duties and extraordinary achievements.

           3.2.   FRINGE BENEFITS.  The Executive will be  entitled  to
     participate in the fringe benefit programs of the Company, in existence from time to time (including any pension plan, bonus program, group life and medical insurance programs and medical expense reimbursement plans), as determined by the Board, and as are made available to employees of like status to the Executive on a comparable basis, and according to the rules and regulations of such programs adopted by the Company from time to time. Executive will be granted eight weeks vacation each year.

             3.3. EXPENSES. Upon presentation of supporting documentation as may reasonably be satisfactory to the Company, the Company will pay or reimburse the Executive for all reasonable travel, entertainment, and other business expenses actually incurred by the Executive during the term of this Employment Agreement in the performance of his services and duties; provided, however, that the type and amount of expenses will be consistent with expense reimbursement policies adopted from time to time, formally or informally by the Company. Any expense beyond such authorization must be specifically authorized in advance by the president. In the event of a dispute between the Company and the Executive as to the nature of such expenses, the decision of the president will be binding. If an income tax deduction (Federal, state or local) is disallowed to the Company for any part of such expense payments, the Executive agrees to repay the Company the amount of the expense reimbursement to the Executive paid by the Company upon demand by the Company.

            3.4. PURCHASE OF UNITED TRUST GROUP NOTE. The Company or one of its affiliates will on August 1, 1997 purchase the $116,344.90 note of United Trust Group held by Melville for its then current principal balance plus accrued interest.

     4.   TERMINATION.  The Executive's employment with the Company
may   be  terminated  and this Employment Agreement canceled  upon   the
following terms and conditions.

            4.1. TERMINATION FOR CAUSE. During the terms of this Employment Agreement, the Executive's employment may be terminated immediately, with or without written or oral notice, by the Company for "Cause" (as hereinafter defined). If the Executive's employment with the Company is terminated for "Cause" all compensation described in paragraphs 3.1 through
     3.3 of this Employment Agreement will terminate as of the date of such termination of employment. Termination for "Cause" is limited to the following grounds: (i) misappropriation of funds, embezzlement, or willful and material damage of or to any material property of the Company, or defrauding or attempting to defraud the Company; (ii) conviction of any crime (whether or not involving the Company) which constitutes a felony in the jurisdiction involved; (iii) malfeasance or non-feasance in the performance by the Executive of his duties hereunder; (iv) failure or refusal by the Executive to perform his duties in the best interests of the Company and in accordance with the directions given by the Board, the chairman of the board or the president of the Company; or (v) a material breach by the Executive, in the sole opinion of the Company, or any of the provisions of this Employment Agreement; which breach continues after notice of the breach, either oral or written, from the Company to the Executive. Upon termination of the Executive for "Cause", the Company will pay the Executive's salary and other benefits, including reimburse the Executive for authorized expenses incurred, through the date of termination of the Executive's employment. The Executive acknowledges and agrees that the foregoing will be the Company's only obligations and total liability to the Executive for termination of the Executive's employment for "Cause".

                4.2.   TERMINATION  WITHOUT  CAUSE.   The  Company   may
    terminate the Executive without cause at any time by providing the Executive thirty (30) days prior written notice of termination. Upon termination without cause, the Company will continue to pay the Executive compensation in the amount equal to the Executive's then salary for the remainder of the term of this Employment Agreement as if Executive had not been terminated, plus any bonuses which the Executive would have been entitled to had the Executive not been terminated, and reimburse the Executive for authorized expenses incurred through the date of termination of the Executive's employment. The Company will also, if required by law, allow the Executive to continue any medical and hospitalization plan and/or insurance at the Executive's sole cost and responsibility. The Executive acknowledges and agrees that the foregoing will be the Company's only obligations and total liability to the Executive for termination of the Executive's employment without cause.

              4.3. VOLUNTARY RESIGNATION. The Executive may voluntarily resign prior to the expiration of this Employment Agreement, upon providing the Company with at least fifteen (15) days' prior written notice. Upon the effective date of the Executive's resignation, the Company will pay the Executive's salary and other benefits, including reimbursement for authorized expenses incurred, through the effective date of the Executive's resignation. The Company will also, if required by law, allow the Executive to continue any medical and hospitalization plans and/or insurance at the Executive's sole cost and responsibility. The Executive acknowledges and agrees that the foregoing will be the Company's only obligations and total liability to the
    Executive for termination of the Executive's employment due to the Executive's voluntary resignation.

              4.4. TERMINATION UPON DEATH. The Executive's employment will be terminated automatically upon the Executive's death. As the result of the Executive's death, the Company will pay to the Executive's estate a death benefit equal to the Executive's salary through the end of the month in which the Executive's death occurs, plus reimbursement for authorized expenses incurred by the Executive prior to his death. The Executive acknowledges and agrees that the foregoing will be the Company's only obligations and total liability to the Executive for termination of the Executive's employment due to the Executive's death.

            4.5.  TERMINATION UPON DISABILITY.  The Company may, upon 30 days prior written notice to the Executive, terminate the Executive's employment effective as of the date specified in the notice, if, due to any medical or psychological disability the Executive is not able to perform his customary services and duties for 30 continuous business days or 45 noncontinuous business days within a 90-day period (the "Disability Period"). The Company may retain a physician of its choice to examine the Executive and to render a medical opinion to the Company as to the Executive's medical or psychological disability. The Executive consents to examination by such physician, and further agrees that the opinion of such physician will be binding upon both the Executive and the Company. Upon termination of the Executive's employment due to disability, the Company will pay to the Executive an amount equivalent to three months salary as termination compensation, and if required by law, allow the Executive to continue any medical or hospitalization plan and/or insurance at the Executive's sole cost and responsibility. The Executive will receive full compensation for any period of temporary illness or disability. The Executive acknowledges and agrees that the foregoing will be the Company's only obligations and total liability to the Executive for termination of the Executive's employment due to disability.

            4.6. RETURN OF MATERIALS. Upon the termination of the Executive's employment, irrespective of the time, manner or reason of termination, the Executive will immediately surrender and deliver to the Company all originals and all copies of reproductions of books, records, summaries, lists, computer software, and other tangible data and information, and every form and every kind, relating to the Confidential Information (as defined in Section 5 of this Employment Agreement) and all other property belonging to the Company. The prior and full performance by the Executive of the provisions of this Section 4.6 is a condition to the payment by the Company to the Executive of any compensation set forth in this Employment Agreement.

         5. NON-DISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION. The Executive may not during the term of his employment with the Company or any time thereafter, directly or indirectly, copy, use, or disclose to any person or business any "Confidential Information" (as defined below) except for the benefit of the Company in connection with the performance of his duties and in accordance with any guidelines or policies which might be adopted from time to time by the Company. In addition, the Executive will use his best efforts to cause all persons over whom he has supervisory control to use, maintain and protect all "Confidential Information" in a confidential manner and as a valuable asset of the Company. As used in this Employment Agreement, "Confidential Information" means trade secrets and other proprietary information and data concerning the business of the Company, its subsidiaries and affiliates (the "FCC Companies"), regardless of whether protectable by law, including, but not limited to, information concerning the names and addresses of any of the FCC Companies' policyholders and prospective policyholders, any of the FCC Companies' operation manuals, accounts, the names of employees and agents and their respective duties, the names of reinsurance providers, financial data, pricing lists and policies, profits or losses, product or service development and all such similar information, all of which would not readily be available to the Executive except for the Executive's employment relationship with the Company. The Executive acknowledges that such information and similar data is not generally known to the trade, is of a confidential nature, is an asset of the Company, and to preserve the Company's good will, must be kept strictly confidential and used only in the conduct of its business. The provisions of this Section will survive the termination of this Employment Agreement for any reason.

       6. INTERFERENCE WITH EXTERNAL BUSINESS RELATIONSHIPS. The Executive agrees that, as a result of the Confidential Information, he will receive, come in contact with, create, or have access to during the term of his employment with the Company, and the Company's customer relationships he will be exposed to, the Executive will not, directly or indirectly (through any corporation which he is a director, officer, consultant, agent or other relationship) during the term of his employment service, perform or otherwise manage
insurance  companies  or   insurance   related businesses.

       7. INTERFERENCE WITH INTERNAL BUSINESS RELATIONSHIPS. The Executive agrees that, as a result of the Confidential Information he will receive, come into contact with, create or have access to during the term of his employment with the Company, and the Company's employee and independent contractor relationships he will be exposed to, the Executive will not, directly or indirectly (through any corporation in which he is a director, officer, consultant, agent, or other relationship), during the term of his employment interfere with the Company's relationship with, or endeavor to entice away from the Company or any of the FCC Companies or, directly or indirectly, contact any person, firm or entity employed by, retained by or associated with the Company or any of the FCC Companies, to induce any such person, firm or entity, to leave the service of the Company or any of the FCC Companies and provide the same or substantially the same work as performed for the Company or any of the FCC Companies to the Executive or to any other person, firm, or entity.

      8. INJUNCTIVE RELIEF. The Executive consents and agrees that if he violates any of the provisions of Section 5 through 7 hereof, the Company would sustain irreparable harm and, therefore in addition to any other remedy at law or in equity the Company may have under this Employment Agreement, the Company will be entitled to apply to any court of competent jurisdiction for an injunction restraining the
Executive from committing or continuing any such violation of any provisions of Section 5 through 7 of this Employment Agreement.

     9.   MISCELLANEOUS.

            9.1    NOTICES.    All   notices and  other   communications
     required or desire to be given to or in connection with this Employment Agreement will be in writing and will be deemed effectively given upon personal delivery three days after deposit in the United States mail sent by certified mail, return receipt requested, postage prepaid, or one day after delivery to an overnight delivery service which retains records of deliveries, to the parties at the addresses set forth below or such other address as either party may designate in like manner.

          A.   If to the Company:
               First Commonwealth Corporation
               5250 South Sixth Street
               Springfield, Illinois 62703


          B.   If to the Executive:

               Mr. James E. Melville
               2957 Battersea Point
               Springfield, Illinois 62704

            9.2   GOVERNING LAW.  This Employment Agreement will  be
     governed  and  construed in accordance with the  laws  of   the
     State of Illinois.

           9.3 SEVERABILITY. If any provision contained in this Employment Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision will be severed herefrom in such invalidity or unenforceability will not effect any other provision of this Employment Agreement, the balance of which will remain in and have its intended full force and effect; provided, however, if such invalid or unenforceable provisions may be modified so is to be valid and enforceable as a matter of law, such provision will be deemed to have been modified so as to be valid and enforceable to the maximum extent committed by law.

           9.4  MODIFICATION.  This Employment Agreement may not be
     changed,   modified,  discharged, or terminated  except  by   a
     writing signed by all the parties hereto.

           9.5 FULLY BINDING. This Employment Agreement will be binding on and inure to the benefit of the parties hereto and their respective successors, assigns and personal representative; provided, however, that this Employment Agreement is assignable by the Company with the prior consent, either oral or written, of the Executive.

             9.6 HEADINGS. The numbers, headings, titles, or designations to the various sections are not a part of this Employment Agreement, but are for convenience of reference only, and do not and will not be used to define, limit or construe the contents of this Employment Agreement or any part thereof.

           9.7 WAIVER. By execution of this Employment Agreement, the Executive hereby waives and relinquishes any and all rights, benefits and entitlements to which he may hereafter have under any other contract with the Company or any of its corporate parents, subsidiaries or affiliates prior to the date hereof; excepting that certain agreement dated April 15, 1993 pertaining to a deferred compensation payment and options to purchase stock of UTI.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement on the date first above written.


EXECUTIVE:                         COMPANY:
                                   First Commonwealth Corporation, a
                                   Virginia corporation.





By:  James E. Melville                  By:
     James E. Melville                  Title:


                                        ATTEST:




                                        By:
                                        Title: